EX.99.906CERT

Certifications

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Wilshire Variable Insurance Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Wilshire Variable Insurance Trust for the year ended December 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Wilshire Variable Insurance Trust for the stated period.

Chief Executive Officer	Chief Financial Officer

Wilshire Variable Insurance Trust	Wilshire Variable Insurance Trust

/s/ Jason A. Schwarz	/s/ Michael Wauters
Jason A. Schwarz	Michael Wauters
President and Principal Executive Officer	Treasurer and Principal Financial Officer and Principal Accounting Officer

Date:	3/8/2023	Date:	3/9/2023

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Wilshire Variable Insurance Trust for purposes of Section 18 of the Securities Exchange Act of 1934.